UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018 (May 16, 2018)

ARCONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2758

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 16, 2018, at the 2018 annual meeting of shareholders (the “Annual Meeting”) of Arconic Inc. (“Arconic” or the “Company”), the shareholders of the Company approved an amendment to the 2013 Arconic Stock Incentive Plan, as amended and restated (the “Amended 2013 Plan”), the sole purpose of which was to replace the Amended 2013 Plan’s prior annual limit on equity compensation payable to a non-employee director of the Company with an overall cap on the total compensation, whether equity or cash, payable to a non-employee director for a calendar year. A summary of the Amended 2013 Plan is set forth under “Item 4 – Approval of 2013 Arconic Stock Incentive Plan, as Amended and Restated” in Arconic’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 28, 2018 (the “2018 Proxy Statement”) and is incorporated herein by reference. The summary of the Amended 2013 Plan is qualified in its entirety by reference to the full text of the Amended 2013 Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting was held on May 16, 2018.

(b) Set forth below are the results for each of the matters submitted to a vote of the shareholders at the Annual Meeting. As of the close of business on March 21, 2018, the record date for the Annual Meeting, there were 482,807,490 shares of common stock outstanding and entitled to vote. Of this amount, 433,489,135 shares of common stock were represented in person or by proxy at the Annual Meeting.

Item 1. The thirteen director nominees named in the 2018 Proxy Statement for election to the Company’s Board of Directors were elected, each for a one-year term expiring on the date of the Company’s 2019 annual meeting of shareholders, based on the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
James F. Albaugh	363,117,950	3,533,103	777,957	66,060,125
Amy E. Alving	363,317,679	3,326,539	784,092	66,060,125
Christopher L. Ayers	357,371,393	9,197,281	860,336	66,060,125
Charles Blankenship	359,719,192	7,197,737	512,081	66,060,125
Arthur D. Collins, Jr.	335,759,827	30,775,577	893,606	66,060,125
Elmer L. Doty	357,650,371	8,917,312	861,327	66,060,125
Rajiv L. Gupta	356,722,235	9,864,727	841,348	66,060,125
David P. Hess	363,932,148	2,695,963	800,899	66,060,125
Sean O. Mahoney	358,458,615	8,161,132	809,263	66,060,125
David J. Miller	359,091,546	7,750,709	586,755	66,060,125
E. Stanley O’Neal	358,770,425	7,872,371	786,214	66,060,125
John C. Plant	338,674,279	27,661,592	1,093,139	66,060,125
Ulrich R. Schmidt	359,225,329	7,418,847	784,834	66,060,125

Item 2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as Arconic’s independent registered public accounting firm for 2018 was approved, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
421,409,063	10,981,471	1,098,601	0

Item 3. The proposal to approve, on an advisory basis, executive compensation was approved, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
349,847,168	16,564,324	1,016,818	66,060,125

Item 4. The proposal to approve the 2013 Arconic Stock Incentive Plan, as amended and restated, was approved, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
347,568,448	18,198,468	1,661,394	66,060,125

Item 5. The shareholder proposal regarding shareholding threshold to call special shareowner meeting was not approved, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
112,770,110	253,418,568	1,240,332	66,060,125

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description
10.1	2013 Arconic Stock Incentive Plan, as amended and restated

EXHIBIT INDEX

Exhibit No.	Description
10.1	2013 Arconic Stock Incentive Plan, as amended and restated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

Dated: May 22, 2018	By:	/s/ Katherine H. Ramundo
	Name:	Katherine H. Ramundo
	Title:	Executive Vice President, Chief Legal Officer and Secretary